SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2002

OAKWOOD HOMES CORPORATION

(Exact name of registrant as specified in charter)

North Carolina	1-7444	56-0985879

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

7800 McCloud Road, Greensboro, North Carolina	27409-9634

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 664-2400

Item 5. Other Events.

     On November 27, 2002, Oakwood Homes Corporation and certain of its subsidiaries (the “Company”) entered into a Senior Secured, Super Priority Debtor-in-Possession Loan and Security Agreement (the “Agreement”) with Foothill Capital Corporation, Textron Financial Corporation and The CIT Group/Business Credit, Inc., pursuant to which such parties agreed to provide the Company with up to $25.0 million in debtor-in-possession financing. Borrowings under the Agreement bear interest at prime plus 3.5% and are secured by a super priority lien on substantially all of the Company’s assets. The Agreement terminates on the earliest of (a) December 31, 2002, (b) the date the Company closes on any other debtor-in-possession financing facility, (c) three business days after the bankruptcy court approves any other debtor-in-possession financing to the Company, (d) the sale of substantially all of the Company’s assets or (e) the Agreement’s termination due to a default by the Company. This facility provides an addition of $15 million to the existing facility with these lenders.

The Senior Secured, Super Priority Debtor-in-Possession Loan and Security Agreement is attached hereto as Exhibit 10.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits. The following exhibit is filed herewith:

10.1	Senior Secured, Super Priority Debtor-in-Possession Loan and Security Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKWOOD HOMES CORPORATION

Date: December 9, 2002	By:	/s/ Suzanne H. Wood

Name: Suzanne H. Wood Title: Executive Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 27, 2002	1-7444

OAKWOOD HOMES CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Senior Secured, Super Priority Debtor-in-Possession Loan and Security Agreement